Exhibit 99.1

FOR IMMEDIATE RELEASE

XPERI CORPORATION announces FIRST quarter 2020 Results

San Jose, Calif. (May 6, 2020) – Xperi Corporation (Nasdaq: XPER) (the “Company” or “we”) today announced financial results for the first quarter ended March 31, 2020.

“Xperi delivered a strong first quarter, with billings above the high end of the increased outlook range we provided on March 10th,” said Jon Kirchner, chief executive officer of Xperi.  “Given the backdrop of current COVID-19 challenges, I am incredibly proud of our employees’ adaptability, ingenuity, hard work, and collective resiliency. Our team continues to make progress on our strategic initiatives, plan for the integration with TiVo, and launch new solutions with our partners. At the end of March, we publicly announced Perceive to very strong market, media and investor reception. Perceive is an edge inference solutions company focused on bringing datacenter-class neural network capability to edge-based devices. As we look ahead, our scale, diversity, solid balance sheet and strong cash flows will enable us to emerge from this pandemic with our long-term growth opportunities intact.”

Financial Highlights

($ and share count in thousands)

	GAAP		Non-GAAP
	Q1 2020	Q1 2019	Q1 2020	Q1 2019
Billings [1]	$112,793	$104,302	$112,793	$104,302
Total Operating Expense [2]	$93,138	$86,564	$59,553	$53,482
Interest Expense [1]	$4,251	$6,685	$4,251	$6,685
Other Income [2]	$565	$2,302	$323	$846
Cash Tax (net of refunds) [1]	$5,637	$5,599	$5,637	$5,599
Diluted Shares Outstanding	50,199	48,721	52,414	51,199

1 Measures are the same for both the GAAP and Non-GAAP presentation.

2 See tables for reconciliations.

Other Relevant Metrics	Q1 2020	Q1 2019
Operating Cash Flow	$32,644	$13,821
Cash, Cash Equivalents and S-T Investments	$142,472	$107,489

Dividend

On March 25, 2020, the Company paid $10.0 million to stockholders of record on March 4, 2020, for the quarterly cash dividend of $0.20 per share of common stock.

Additionally, on April 30, 2020, the Board of Directors approved the quarterly dividend of $0.20 per share of common stock, payable on May 27, 2020, to stockholders of record on May 20, 2020.

Xperi and TiVo Merger

Special stockholder meetings of both Xperi and TiVo to consider and vote on the merger will be held on May 29, 2020.  Additionally, the business combination has cleared all regulatory hurdles, has committed financing, and is on track for closing in early June.

Financial Guidance

Consequent with the introduction of the revenue accounting standard, ASC 606, the Company announced it would begin using billings as a key measure of business progress. As a result, the Company’s outlook is now based on billings rather than GAAP revenue. For additional information regarding the Company’s approach to guidance, please review the “ASC 606 Business Metrics and Guidance Approach” presentation given by the Company on January 25, 2018, at https://investor.xperi.com/events-and-presentations/event-details/2018/ASC-606-Business-Metrics--Guidance-Approach/default.aspx.

The Company’s Q2 2020 outlook for billings is $85-90 million. Given the uncertainties around the impact of COVID-19 on product licensing end markets, and the upcoming merger with TiVo, the Company is suspending its previously provided 2020 billings outlook.

Due to the expected close of the merger with TiVo in early June, management will provide more commentary around expenses for the second quarter of 2020 on its earnings conference call at 2:00PM Pacific Time today.

Conference Call Information

The Company will hold its first quarter 2020 earnings conference call at 2:00 PM Pacific Time (5:00 PM Eastern Time) on Wednesday, May 6, 2020. To access the call in the U.S., please dial 800-309-1256, and for international callers dial +1 323-347-3622, approximately 15 minutes prior to the start of the conference call. The conference ID is 117509. All participants should dial in at least 15 minutes prior to the start of the conference call and must use the conference ID to access the call.  Due to COVID-19 and a low number of operators, wait times for the actual dial in will be long and the Company suggests utilizing the webcast link to access the call at Xperi Q1 2020 Earnings Call Webcast.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s financial results and guidance, the impact of COVID-19 and the resulting financial downturn, the Company’s strategic initiatives and growth opportunities, and the Company’s planned combination with TiVo, including the expected timing of the special stockholder meetings, the anticipated closing of the transaction, and the integration with TiVo. Material factors that may cause results to differ from the statements made include the plans or operations relating to the businesses of the Company; the impact of COVID-19 and the associated economic downturn on the Company’s business; the completion of the proposed transaction with TiVo Corporation on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, cost savings, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined company’s businesses and other conditions to the completion of the transaction; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company's ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company's intellectual property or intellectual property litigations, or invalidation or limitation of key patents; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductors and products utilizing our audio and imaging technologies; failure by the industry to use technologies covered by the Company's patents; the expiration of the Company's patents; the Company's ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company's businesses; failure of the Company's products to achieve technological feasibility or profitability; failure to successfully commercialize the Company's products; changes in demand for the products of the Company's customers; limited opportunities to license technologies due to high concentration in applicable markets for such technologies; the impact of competing technologies on the demand for the Company's technologies; pricing trends, including the Company's ability to achieve economies of scale; and other developments in the markets in which the Company operates, as well as management's response to any of the aforementioned factors. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the Company's recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with the Securities and Exchange Commission (the "SEC"). The Company's SEC filings are available publicly on the SEC's website at www.sec.gov. Any forward-looking statements made or incorporated by reference herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except to the extent required by applicable law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Xperi Corporation

Xperi Corporation (Nasdaq: XPER) and its brands DTS, IMAX Enhanced, HD Radio, and Invensas, are dedicated to creating innovative technology solutions that enable extraordinary experiences for people around the world. Xperi’s solutions are licensed by hundreds of leading global partners and have shipped in billions of products in areas including premium audio, automotive, broadcast, computational imaging, computer vision, mobile computing and communications, memory, data storage, and 3D semiconductor interconnect and packaging. For more information, please call 408-321-6000 or visit www.xperi.com.

Billings

Billings reflect amounts in an accounting period invoiced to customers, less any credits issued to or paid to customers, plus amounts due under certain licensing-related contractual arrangements that may not be subject to an invoice. Management evaluates the Company’s financial performance in part based on billings due to the close alignment between billings and cash receipts from licensing activity, and believes billings is an important metric to provide to readers of our financial results. Billings may vary materially from revenue recorded under U.S. GAAP.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, costs related to actual or planned business combinations, all forms of stock-based compensation, interest income from significant financing components under Topic 606, realized and unrealized gains or losses on marketable equity securities, restructuring and other related exit costs. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of the Company’s reported GAAP to non-GAAP financial metrics.

Xperi Investor Contact:

Geri Weinfeld, Vice President Investor Relations

+1 818-436-1231

geri.weinfeld@xperi.com

Xperi Media Contact:

John Christiansen/Reze Wong

Sard Verbinnen & Co

+1 415-618-8750

Xperi-SVC@sardverb.com

– Tables Follow –

SOURCE: XPERI CORP

XPER-E

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XPERI CORPORATION

FINANCIAL INFORMATION SCHEDULE

COMPONENTS OF GAAP AND NON-GAAP OPERATING EXPENSE

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2020	2019
GAAP operating expense - components
Cost of revenue	$1,584	$2,207
Research, development and other related costs	29,139	27,039
Selling, general and administrative	37,803	30,569
Amortization expense	22,509	25,459
Litigation expense	2,103	1,290
Total operating expenses	$93,138	$86,564

	Three Months Ended
	March 31,
	2020	2019
Non-GAAP operating expense - components
Cost of revenue	$1,584	$2,207
Research, development and other related costs	26,103	23,436
Selling, general and administrative	29,763	26,549
Litigation expense	2,103	1,290
Total operating expenses	$59,553	$53,482

XPERI CORPORATION

RECONCILIATION FROM GAAP TO NON-GAAP OPERATING EXPENSES

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2020	2019
GAAP operating expenses	$93,138	$86,564
Adjustments to non-GAAP operating expenses:
Stock-based compensation --R&D	(3,036)	(3,603)
Stock-based compensation --SG&A	(4,951)	(4,020)
Amortization expense	(22,509)	(25,459)
M&A transaction costs	(3,089)	—
Non-GAAP operating expenses	$59,553	$53,482

XPERI CORPORATION

RECONCILIATION FROM GAAP TO NON-GAAP OTHER INCOME

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2020	2019

GAAP other income	$565	$2,302

Adjustments to non-GAAP other income:
Interest income from significant financing components under ASC 606	(975)	(1,866)
Unrealized loss on marketable equity securities	733	410

Non-GAAP other income	$323	$846

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